EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporations by reference in the Registration Statements on Form S-8 (Nos. 2-81624, 33-3797, 33-50414, 33-50416, 33-686002 and
333-01023) of Oakwood Homes Corporation and the Registration Statement on Form S-3 (No. 333-31441) of Oakwood Mortgage Investors, Inc. of our report dated November 3, 1997 appearing on page 36 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K.

PRICE WATERHOUSE LLP

Winston-Salem, North Carolina
December 26, 1997

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